CUSIP No. 930752100	13G/A	Page 1 of 1

Exhibit 2

MEMBERS OF A GROUP

Advent International Corporation

Sunley House Capital Management LLC

Sunley House Capital GP LLC

Sunley House Capital Master Fund Limited Partnership